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                                                                   EXHIBIT 21.01

SYMANTEC CORPORATION
SUBSIDIARIES OF SYMANTEC

              Name of Subsidiary                State and/or Country of Incorporation
              ------------------                -------------------------------------
1087013 Ontario Limited                                    Canada
AXENT EMEA Ltd.                                            United Kingdom
AXENT Technologies BV                                      Netherlands
AXENT Technologies Ltd.                                    United Kingdom
AXENT Technologies SARL                                    France
CKS Limited                                                United Kingdom
Symantec Canada Corp                                       Canada
Delrina (Delaware) Corporation                             Delaware, USA
Delrina (Wyoming) Limited Liability Company                Wyoming, USA
Delrina Corporation                                        Canada
DESQaway, USA                                              New York, USA
Financial Associates I Corporation                         Delaware, USA
Louisiana Acquisition, LLC                                 Delaware, USA
Louisiana Western Acquisition, Inc.                        Louisiana, USA
MountainWave, Inc.                                         Virginia, USA
Quarterdeck Corporation                                    Delaware, USA
Quarterdeck Office Systems Canada, Inc.                    Canada
Quarterdeck Office Systems GmbH                            Germany
Quarterdeck Select Corporation                             Florida, USA
Raptor Securities Corporation                              Maryland
Recourse Technologies, Inc.                                Delaware, USA
Riptech, Inc.                                              Delaware, USA
Symantec (Deutschland) GmbH                                Germany
Symantec (Japan) KK                                        Japan
Symantec (Singapore) PTE Ltd.                              Singapore
Symantec (UK) Ltd                                          United Kingdom
Symantec Argentina S.R.L.                                  Argentina
Symantec ATI Corporation                                   Delaware, USA
Symantec Australia Pty. Ltd.                               Australia
Symantec (Belgium) B.V.B.A.                                Belgium
Symantec Corporation (Malaysia) Sdn. Bhd.                  Malaysia
Symantec de Mexico S.A. de C.V.                            Mexico
Symantec do Brasil Ltda.                                   Brazil
Symantec (France) EURL                                     France
Symantec Financing B.V.                                    Netherlands
Symantec Financing Ltd.                                    United Kingdom
Symantec Finland Oy                                        Finland
Symantec Foreign Holding, Inc.                             Delaware, USA
Symantec Foreign Holding II, Inc.                          Delaware, USA
Symantec Foreign Sales Corporation                         Barbados
Symantec Hong Kong Ltd.                                    Hong Kong
Symantec Information Technology (Beijing) Ltd.             Beijing, China
Symantec Israel Ltd.                                       Israel
Symantec Korea Ltd.                                        Korea

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
Symantec Limited                                        Ireland
Symantec Network Security PLC                           United Kingdom
Symantec New Zealand Limited                            New Zealand
Symantec Nordic A.B.                                    Sweden
Symantec S.A. (Pty) Ltd.                                South Africa
Symantec Security Services - Federal, Inc.              Delaware, USA
Symantec Security Services Ltd.                         United Kingdom
Symantec SF Corporation                                 Delaware, USA
Symantec Spain S.L.                                     Spain
Symantec SRL                                            Italy
Symantec Switzerland AG                                 Switzerland
Symantec Taiwan Limited                                 Taiwan
Symantec Technology Development Ltd.                    United Kingdom
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